Exhibit 21.1

SUBSIDIARIES OF THE REGISTRANT
Legal Name	Doing Business As	State or Other Jurisdiction of Incorporation or Organization

Black Box Corporation	Black Box Corporation	Delaware

ACS Communications, Inc.	ACS Communications, Inc.	Texas

ACS Dataline of the Northwest, Inc.	Black Box Network Services Black Box Network Services - Northwest Black Box Network Services - West	Oregon

ACS Investors, LLC	ACS Investors, LLC	Delaware

ACS Dataline, LP	Black Box Network Services Black Box Network Services - West	Texas

BBOX Holdings Puebla LLC	BBOX Holdings Puebla LLC	Delaware

Black Box Chile S.A.	Black Box Chile S.A.	Chile

Black Box Corporation of Pennsylvania	Black Box Network Services Black Box Network Services - Technology Product Solutions	Delaware

BB Technologies, Inc.	BB Technologies, Inc.	Delaware

Black Box A/S	Black Box A/S	Denmark

Black Box Canada Corporation	Black Box Canada Corporation	Canada

Black Box Comunicaciones, S.A.	Black Box Comunicaciones, S.A.	Spain

Black Box do Brasil Industria e Comercio Ltda.	Black Box do Brasil Industria e Comercio Ltda.	Brazil

Black Box France	Black Box France	France

Black Box GmbH	Black Box GmbH	Austria

Black Box Holdings Ltd.	Black Box Holdings Ltd.	Cayman Islands

Black Box E-Commerce (Shanghai) Co., Ltd.	Black Box E-Commerce (Shanghai) Co., Ltd.	China

Black Box International Holdings B.V.	Black Box International Holdings B.V.	Netherlands

BBOX Holdings Mexico LLC	BBOX Holdings Mexico LLC	Delaware

Black Box de Mexico, S. de R.L. de C.V.	Black Box de Mexico, S. de R.L. de C.V.	Mexico

Black Box Deutschland GmbH	Black Box Deutschland GmbH	Germany

Black Box International B.V.	Black Box International B.V.	Netherlands

Black Box Software Development Services Limited	Black Box Software Development Services Limited	Ireland

Exhibit 21.1

SUBSIDIARIES OF THE REGISTRANT
Legal Name	Doing Business As	State or Other Jurisdiction of Incorporation or Organization

Black Box Network Services AG	Black Box Network Services AG	Switzerland

Black Box Network Services Australia Pty Ltd	Black Box Network Services Australia Pty Ltd	Australia

Black Box Network Services New Zealand Limited	Black Box Network Services New Zealand Limited	New Zealand

Black Box Network Services Co., Ltd.	Black Box Network Services Co., Ltd.	Japan

Black Box Network Services India Private Limited	Black Box Network Services India Private Limited	India

Black Box Network Services Korea Limited	Black Box Network Services Korea Limited	Korea

Black Box Network Services NV	Black Box Network Services NV	Belgium

Black Box Network Services S.r.l.	Black Box Network Services S.r.l.	Italy

Black Box Network Services (UK) Limited	Black Box Network Services (UK) Limited	England

Black Box P.R. Corp.	Black Box P.R. Corp.	Puerto Rico

Black Box Finland OY	Black Box Finland OY	Finland

Black Box Network Services AB	Black Box Network Services AB	Sweden

Black Box Network Services Corporation	Black Box Network Services Corporation	Taiwan

Black Box Network Services (Dublin) Limited	Black Box Network Services (Dublin) Limited	Ireland

Black Box Network Services SDN. BHD.	Black Box Network Services SDN. BHD.	Malaysia

Black Box Network Services Singapore Pte Ltd	Black Box Network Services Singapore Pte Ltd	Singapore

Black Box Network Services, Inc. - Government Solutions	Black Box Network Services, Inc. - Government Solutions	Tennessee

Black Box Norge AS	Black Box Norge AS	Norway

Black Box Services Company	Black Box Services Company	Delaware

Black Box Ventures Holding Company	Black Box Ventures Holding Company	Delaware

CBS Technologies Corp.	Black Box Network Services	New York

Delaney Telecom, Inc.	Black Box Network Services Black Box Network Services - East	Pennsylvania

InnerWireless, Inc.	Black Box Network Services Black Box Network Services - Wireless	Delaware

Exhibit 21.1

SUBSIDIARIES OF THE REGISTRANT
Legal Name	Doing Business As	State or Other Jurisdiction of Incorporation or Organization

Midwest Communications Technologies, Inc.	Black Box Network Services Black Box Network Services - Midwest Black Box Network Services - Ohio	Ohio

Nu-Vision Technologies, LLC	Black Box Network Services Black Box Network Services - Oregon	New York

Norstan Communications, Inc.	Black Box Network Services Black Box Network Services - Minnesota Black Box Network Services - Montana Black Box Network Services - Northeast	Minnesota

NextiraOne, LLC
Black Box Network Services
Black Box Network Services - Illinois
Black Box Network Services - Midwest
Black Box Network Services - Northeast
Black Box Network Services - Northwest
Black Box Network Services - South
Delaware

NextiraOne Federal, LLC	Black Box Network Services Black Box Network Services - Federal	Delaware

Mutual Telecom Services Inc.	Black Box Network Services Black Box Network Services - Needham	Delaware

NextiraOne New York, LLC	Black Box Network Services	Delaware

Norstan Canada, Ltd./Norstan Canada, Ltee	Black Box Network Services	Canada

Vibes Technologies, Inc.	Black Box Resale Services	Minnesota

Scottel Voice & Data, Inc.	Black Box Network Services Black Box Network Services - Pacific	California

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